UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 19, 2005

                         First Defiance Financial Corp.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



              Ohio                         0-26850              34-1803915
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(State or other jurisdiction of         (Commission          (IRS Employer
         incorporation)                 File Number)         Identification No.)


                    601 Clinton Street, Defiance, Ohio 43512
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (419) 782-5015
                                                            -------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17-CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On December 19, 2005 the First Defiance Financial Corp. board of directors approved the amended and restated First Defiance Financial Deferred Compensation Plan, effective December 31, 2005 (the "Plan"). The Plan will be available for members of First Defiance's Board of Directors and to a select group of management or highly compensated employees. The Plan shall be administered by a committee appointed by the Board of Directors for such purpose (the "Committee"). Under the Plan, participants will be eligible to elect to defer receipt of part of their current compensation to a later date as part of their personal retirement or financial planning. Participants may elect to defer, as applicable, portions of their director fees, base salary, commission, bonus, or long-term incentive plan awards. Deferral elections will be made annually and will expire at the end of each plan year. Deferral elections are irrevocable once made.

      Deferrals are subject to minimum and maximum amount requirements, as defined in the Plan. An employee Participant that elects to participate in the Plan in a given year must defer at least an aggregate amount of $2,000 from his or her base salary, bonus and/or long-term incentive plan awards. Directors are not subject to a minimum deferral amount. An employee participant may defer up to 80% of base salary and commission amount and up to 100% of his or her bonus and/or long-term incentive plan awards. Directors may defer up to 100% of their director fees.

      Participants are at all times 100% vested in their deferral accounts. For deferrals, participants may elect one or more measurement funds selected by the Committee (which are based on certain mutual funds) for the purpose of crediting or debiting additional amounts to a Participant's deferral account balance. Directors may also elect to allocate a portion of their deferral to a First Defiance Stock Unit Fund, which will be invested in First Defiance Financial Corp. stock. Only new deferral amounts can be allocated to the First Defiance Stock Unit Fund and once amounts are allocated to the First Defiance Stock Unit Fund, they cannot be reallocated to other measurement funds.

      Amounts deferred may be paid out to Participants in scheduled distributions, which may not be any sooner than three plan years after the year to which the deferral election relates. A participant may also elect to receive a distribution if such participant experiences an unforeseeable financial emergency (as defined in the Plan). Distributions may also be made upon a participant's retirement, termination, disability or death.

      Benefit security for the Plan will be provided by a funded rabbi trust. First Defiance may terminate the Plan at any time; however, benefits will be paid as defined in the Plan.

      A copy of the Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statements of businesses acquired. Not Applicable

      (b) Pro forma financial information. Not Applicable

      (c) Exhibits

          10.1       First Defiance Deferred Compensation Plan

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          First Defiance Financial Corp.


                            By:                 /s/ John C. Wahl
                               -------------------------------------------------
                                                  John C. Wahl
                               Executive Vice President/ Chief Financial Officer

Date: December 23, 2005